SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2017

PAYMENT DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12500 San Pedro, Suite 120, San Antonio, TX	78216
(Address of principal executive offices)	(Zip Code)

(210) 249-4100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 7, 2017, we agreed to provide up to $500,000 to Singular Payments, LLC, a Florida limited liability company, under a secured line of credit promissory note. Interest on the note does not accrue until the earlier of May 31, 2017, the date of closing and funding our proposed acquisition of Singular Payments or the termination of a non-binding letter of intent regarding the proposed acquisition, or until such mutually agreed upon extended date. Thereafter, interest will accrue at a rate of ten percent per annum. Upon an event of default, interest will accrue at the maximum lawful rate or 15% per annum. The line of credit matures on November 1, 2019.

If the Singular Payments acquisition closes before interest accrues any unpaid principal amount will be offset against the cash portion of the purchase price. If the acquisition does not close on or before interest accrues, any unpaid principal amount plus interest will have to be paid in 30 equal monthly installments. The note may be prepaid in whole or in part at any time and without a penalty.

The line of credit is secured by a security agreement of the same date granting a first security interest over all of Singular Payment’s property, inventory, proceeds, intellectual property, among others, a membership interest pledge agreement over 100% of all Singular Payments, LLC membership interests, and a personal guaranty agreement by Vaden Landers, the sole owner of Singular Payments.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Line of Credit Promissory Note, dated March 7, 2017, by and between Singular Payments, LLC, as Borrower and Payment Data Systems, Inc., as Lender.
10.2	Security Agreement, dated March 7, 2017, by and between Singular Payments, LLC, as Debtor and Payment Data Systems, Inc., as Secured Party.
10.3	Membership Interest Pledge Agreement, dated March 7, 2017, by and between Vaden Landers as Pledgor and Payment Data Systems, Inc.
10.4	Guaranty Agreement, dated March 7, 2017, by and between Vaden Landers as Guarantor and Payment Data Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMENT DATA SYSTEMS, INC.

Date: March 13, 2017
	By:	/s/ Louis A. Hoch
	Name:	Louis A. Hoch
	Title:	Chief Executive Officer and President